ADDENDUM TO EMPLOYMENT AGREEMENT DATED

October 18, 2018

BY AND BETWEEN

NEW WORLD TECHNOLOGIES, INC.

(the “Company”)

and

ANDREW FITZPATRICK

(the “Employee”)

This Addendum (“Addendum”), made and entered into this 4th day of March, 2019 (the “Effective Date”), shall modify and, to the extent inconsistent with, amend that Employment Agreement between NEW WORLD TECHNOLOGIES, INC. (the “Company”) and ANDREW FITZPATRICK (the “Employee”) (the “Agreement”). Except as expressly set forth in the Addendum, all capitalized terms shall have the meanings assigned to them in the Preprinted Employment Agreement. The Preprinted Employment Agreement, as modified and amended by this Addendum and all riders and exhibits attached hereto, shall be referred to as the “Agreement”.

For further clarity and confirmation of Agreement terms, the Company and Employee agree that the Base Salary as provided for in the Agreement was intended to be, fully and mutually executed upon and shall remain thirty thousand (30,000) one (1) year restricted shares of the Company’s common stock. As such, in order to better clarify and define terms of the Agreement, the Company and Employee agree to the following updates and/or changes to the Agreement:

Section 4. Cash Compensation. shall be replaced, in its entirety, to the following language:

Section 4. Compensation.

Section 4(a) Base Salary shall be replaced, in its entirety, to the following language:

(a) Base Salary. In consideration of the services to be rendered by the Employee to the Company and in consideration of the Employee’s other covenants hereunder, the Company will compensate the Employee with thirty thousand (30,000) one (1) year restricted shares of the Company’s common stock, commencing on the term defined in Section 2 above, issuable within 90 days of signing of this Agreement.

All other provisions and conditions of the original Employment Agreement remain the same except as adjusted herein.

In witness thereof, the parties have executed this employment agreement addendum on the day and year first above written.

By:		By:
	Officer / Director		Andrew Fitzpatrick